Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

Arun Nayar Named Chief Financial Officer of Fire & Security Company

SCHAFFHAUSEN, Switzerland, May 8, 2012 /PRNewswire/ — Tyco International Ltd. today announced that Arun Nayar will become executive vice president and chief financial officer of the remaining Fire & Security company upon the separation of Tyco into three independent companies.

Nayar, 61, is senior vice president, financial planning & analysis, investor relations and treasurer for Tyco. He joined the company in 2008 as senior vice president and treasurer, and also served as chief financial officer of ADT Worldwide. Prior to joining Tyco, Nayar spent six years at PepsiCo, Inc., in key roles, including chief financial officer of operations, and vice president and assistant treasurer of capital markets. Nayar’s career spans more than 35 years and includes senior finance leadership roles with ABB Ltd. and Westinghouse Electric Corporation.

“Arun brings impressive financial leadership skills and experience to this role, including extensive knowledge and understanding of our businesses gained as a member of Tyco’s senior leadership team,” said George Oliver, future chief executive officer of Fire & Security. “Arun will play an instrumental role in our preparations to become a standalone public company and in delivering on our financial performance commitments for sustained growth and profitability.”

About Fire & Security

Upon completion of the spin-offs of Tyco’s North American residential and small business security company and its flow control business, the remaining Fire & Security business will be a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Its broad portfolio of products and services, sold under well-known brands such as Tyco, SimplexGrinnell, Sensormatic, Wormald, Ansul, Simplex, Grinnell and Scott, serve security, fire detection and suppression and life safety needs in commercial, industrial, retail, institutional, and governmental markets, as well as residential and small business markets. Fire & Security employs 70,000 people across an extensive global footprint of more than 1,200 locations, serving customers in more than 100 countries.

About Tyco International

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of more than $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

ADDITIONAL INFORMATION

In connection with the proposed separation transactions, a preliminary proxy statement for the stockholders of Tyco has been filed with the U.S. Securities and Exchange Commission (the SEC). Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTION. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov). You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transaction. Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions.

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